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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Household Finance Corporation:

We consent to the use of our report dated March 24, 2003 with respect to the consolidated balance sheets of Household Finance Corporation and subsidiaries, a wholly owned subsidiary of Household International, Inc., which is a wholly owned subsidiary of HSBC Holdings plc, as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in common shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated by reference in Registration Statement No. 333-73746 on Form S-3 of Household Finance Corporation relating to up to an aggregate amount of $15,000,000,000 of Medium Term Notes and Warrants to Purchase Medium Term Notes, which report appears in the Annual Report on Form 10-K of Household Finance Corporation, and to the reference to our firm as "Experts" in the Registration Statement.


/s/    KPMG LLP


Chicago, Illinois
August 5, 2003